Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2020 Third Quarter Results
Richmond, VA, October 29, 2020 - Kinsale Capital Group, Inc. (Nasdaq: KNSL) reported net income of $14.9 million, $0.65 per diluted share, for the third quarter of 2020 compared to $13.0 million, $0.58 per diluted share, for the third quarter of 2019. Net income included after-tax catastrophe losses of $13.2 million in the third quarter of 2020 and $0.7 million in the third quarter of 2019. Net income was $50.2 million, $2.21 per diluted share, for the first nine months of 2020 compared to $45.5 million, $2.07 per diluted share, for the first nine months of 2019. After-tax catastrophe losses were $13.5 million for the first nine months of 2020 and $1.2 million for the first nine months of 2019.
Net operating earnings(1) were $9.6 million, $0.42 per diluted share, for the third quarter of 2020 compared to $12.6 million, $0.57 per diluted share, for the third quarter of 2019. Net operating earnings(1) were $46.0 million, $2.02 per diluted share, for the first nine months of 2020 compared to $38.9 million, $1.77 per diluted share, for the first nine months of 2019.
Highlights for the third quarter and first nine months of 2020 included:
•Net income increased by 14.8% compared to the third quarter of 2019, which was largely due to growth in the business and higher returns on investments, offset in part by higher catastrophe losses
•Net operating earnings(1) of $9.6 million decreased by 23.9% compared to the third quarter of 2019 and was negatively impacted by catastrophe losses
•47.8% growth in gross written premiums to $144.8 million compared to the third quarter of 2019
•33.1% increase in net investment income to $7.0 million compared to the third quarter of 2019
•Underwriting income(2) of $2.9 million in the third quarter of 2020, resulting in a combined ratio of 97.3%
•13.0% annualized operating return on equity(1) for the nine months ended September 30, 2020

(1) Net operating earnings and annualized operating return on equity are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.
“Our third quarter results again reflected strong premium growth of 48% as E&S market conditions remain favorable. Our underlying business continues to generate positive results for the quarter over last year and we achieved a combined ratio of just over 97%, which included 15.4 points of incurred losses from catastrophe events. Looking forward, we believe we are well positioned to take advantage of the E&S market trajectory as a result of our disciplined underwriting model and our equity raise in August of this year,” said President and Chief Executive Officer, Michael P. Kehoe.

Results of Operations
Underwriting Results
Gross written premiums were $144.8 million for the third quarter of 2020 compared to $98.0 million for the third quarter of 2019, an increase of 47.8%. Gross written premiums were $402.9 million for the first nine months of 2020 compared to $277.6 million for the first nine months of 2019, an increase of 45.2%. Growth in gross written premiums during the third quarter and first nine months of 2020 over the same periods last year was driven by higher submission activity and rates on bound accounts.

Underwriting income(2) was $2.9 million, resulting in a combined ratio of 97.3%, for the third quarter of 2020, compared to $9.5 million and a combined ratio of 86.9% for the same period last year. The decrease in underwriting income(2) in the third quarter of 2020 compared to the third quarter of 2019, was largely due to higher catastrophe losses incurred, offset in part by premium growth and higher net favorable development of loss reserves in prior accident years. Loss and expense ratios were 76.1% and 21.2%, respectively, for the third quarter of 2020 compared to 61.7% and 25.2% for the third quarter of 2019. The loss ratio for the third quarter of 2020 included 15.4 points of net incurred losses related to catastrophes compared to 1.2 points for the third quarter of 2019. Results for the third quarters of 2020 and 2019 included favorable development of loss reserves in prior accident years of $3.0 million, or 2.8 points, and $0.5 million, or 0.7 points, respectively.
Underwriting income(2) was $33.0 million, resulting in a combined ratio of 88.8%, for the first nine months of 2020, compared to $31.7 million and a combined ratio of 84.2% for the same period last year. The increase in underwriting income(2) for the first nine months of 2020 was due primarily to premium growth period over period, offset in part by higher catastrophe losses incurred. Loss and expense ratios were 65.9% and 22.9%, respectively, for the first nine months of 2020 compared to 59.0% and 25.2% for the first nine months of 2019. The loss ratio for the nine months ended September 30, 2020 included 5.8 points of net incurred losses related to catastrophes compared to 0.8 points for the same period last year. Results for the first nine months of 2020 and 2019 included favorable development on loss reserves from prior accident years of $9.6 million, or 3.3 points, and $8.4 million, or 4.2 points, respectively.
Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2020 and 2019 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands)
Gross written premiums	$144,777	$97,984	$402,904	$277,557
Ceded written premiums	(22,529)	(11,232)	(54,996)	(35,051)
Net written premiums	$122,248	$86,752	$347,908	$242,506

Net earned premiums	$108,244	$72,621	$294,962	$200,199
Losses and loss adjustment expenses	82,431	44,810	194,468	118,121
Underwriting, acquisition and insurance expenses	22,927	18,324	67,471	50,377
Underwriting income(2)	$2,886	$9,487	$33,023	$31,701

Loss ratio	76.1%	61.7%	65.9%	59.0%
Expense ratio	21.2%	25.2%	22.9%	25.2%
Combined ratio	97.3%	86.9%	88.8%	84.2%

Annualized return on equity(3)	12.0%	14.9%	14.3%	18.5%
Annualized operating return on equity(4)	7.8%	14.5%	13.0%	15.9%
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$68,764	63.5%	$44,459	61.2%
Current accident year - catastrophe losses	16,670	15.4%	885	1.2%
Effect of prior accident year development	(3,003)	(2.8)%	(534)	(0.7)%
Total	$82,431	76.1%	$44,810	61.7%

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$186,965	63.4%	$124,917	62.4%
Current accident year - catastrophe losses	17,131	5.8%	1,554	0.8%
Effect of prior accident year development	(9,628)	(3.3)%	(8,350)	(4.2)%
Total	$194,468	65.9%	$118,121	59.0%

Investment Results
The Company’s net investment income was $7.0 million in the third quarter of 2020 compared to $5.3 million in the third quarter of 2019, an increase of 33.1%. The Company’s net investment income was $19.6 million in the first nine months of 2020 compared to $14.6 million in the first nine months of 2019, an increase of 34.5%. This increase was primarily due to growth in our investment portfolio balance generated from the investment of excess operating funds since September 30, 2019 and from proceeds from our equity offerings. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return(5) of 3.0% for both the first nine months of 2020 and 2019. Funds are generally invested conservatively in high quality securities, including government agency, asset- and mortgage-backed securities, and municipal and corporate bonds with an average credit quality of "AA-." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.7 years at September 30, 2020 and 4.3 years at December 31, 2019. Cash and invested assets totaled $1.2 billion at September 30, 2020 compared to $908.2 million at December 31, 2019.
(5)    Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of average beginning and ending balances of those investments during the period.

Other
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s available-for-sale investments, was $21.4 million for the third quarter of 2020 compared to $16.2 million for the third quarter of 2019. Total comprehensive income was $74.6 million for the first nine months of 2020 compared to $62.0 million for the first nine months of 2019. The increase in total comprehensive income for both the third quarter and first nine months of 2020 over the prior year periods was due to higher net income as well as an increase in the fair values of the Company's fixed-maturity investments.
The effective tax rates for the nine months ended September 30, 2020 and 2019 were 12.8% and 16.6%, respectively. In the first nine months of 2020 and 2019, the effective tax rate was lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
On August 7, 2020, the Company completed an underwritten public offering and sold and issued 310,500 shares of its common stock at a price of $190 per share. After deducting underwriting discounts and commissions, the Company received net proceeds from the offering of $56.7 million, which will be used for general corporate purposes, including to fund organic growth.
Stockholders' equity was $534.1 million at September 30, 2020, compared to $405.9 million at December 31, 2019. Annualized operating return on equity(4) was 13.0% for the first nine months of 2020, a decrease from 15.9% for the first nine months of 2019, which was attributable primarily to the proceeds received from the Company's equity offering in the third quarter of 2020 and catastrophe losses incurred during the period.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the net change in the fair value of equity securities, after taxes, and net realized gains and losses on investments, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and nine months ended September 30, 2020 and 2019, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands, except per share data)
Net operating earnings:
Net income	$14,890	$12,976	$50,238	$45,463
Change in the fair value of equity securities, after taxes	(4,764)	(194)	(2,930)	(6,359)
Net realized gains on investments, after taxes	(511)	(146)	(1,324)	(182)
Net operating earnings	$9,615	$12,636	$45,984	$38,922

Diluted operating earnings per share:
Diluted earnings per share	$0.65	$0.58	$2.21	$2.07
Change in the fair value of equity securities, after taxes, per share	(0.21)	(0.01)	(0.13)	(0.29)
Net realized gains on investments, after taxes, per share	(0.02)	—	(0.06)	(0.01)
Diluted operating earnings per share(1)	$0.42	$0.57	$2.02	$1.77

Operating return on equity:
Average stockholders' equity(2)	$495,123	$348,972	$470,006	$327,011
Annualized return on equity(3)	12.0%	14.9%	14.3%	18.5%
Annualized operating return on equity(4)	7.8%	14.5%	13.0%	15.9%
(1)     Diluted operating earnings per share may not add due to rounding.
(2)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average stockholders’ equity during the period.

Underwriting Income
Underwriting income is defined as net income excluding net investment income, the net change in the fair value of equity securities, net realized gains and losses on investments, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

For the three and nine months ended September 30, 2020 and 2019, net income reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net income	$14,890	$12,976	$50,238	$45,463
Income tax expense	1,231	2,217	7,355	9,066
Income before income taxes	16,121	15,193	57,593	54,529
Other expenses	1,022	—	1,022	57
Net investment income	(7,008)	(5,265)	(19,613)	(14,586)
Change in the fair value of equity securities	(6,031)	(246)	(3,709)	(8,050)
Net realized investment gains	(647)	(185)	(1,676)	(230)
Other income	(571)	(10)	(594)	(19)
Underwriting income	$2,886	$9,487	$33,023	$31,701

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, October 30, 2020, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 3956358, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on December 30, 2020.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	(in thousands, except per share data)
Gross written premiums	$144,777	$97,984	$402,904	$277,557
Ceded written premiums	(22,529)	(11,232)	(54,996)	(35,051)
Net written premiums	122,248	86,752	347,908	242,506
Change in unearned premiums	(14,004)	(14,131)	(52,946)	(42,307)
Net earned premiums	108,244	72,621	294,962	200,199

Net investment income	7,008	5,265	19,613	14,586
Change in the fair value of equity securities	6,031	246	3,709	8,050
Net realized investment gains	647	185	1,676	230
Other income	571	10	594	19
Total revenues	122,501	78,327	320,554	223,084

Expenses
Losses and loss adjustment expenses	82,431	44,810	194,468	118,121
Underwriting, acquisition and insurance expenses	22,927	18,324	67,471	50,377
Other expenses	1,022	—	1,022	57
Total expenses	106,380	63,134	262,961	168,555
Income before income taxes	16,121	15,193	57,593	54,529
Total income tax expense	1,231	2,217	7,355	9,066
Net income	14,890	12,976	50,238	45,463

Other comprehensive income
Change in unrealized gains on available-for-sale investments, net of taxes	6,554	3,242	24,339	16,577
Total comprehensive income	$21,444	$16,218	$74,577	$62,040

Earnings per share:
Basic	$0.66	$0.60	$2.26	$2.13
Diluted	$0.65	$0.58	$2.21	$2.07

Weighted-average shares outstanding:
Basic	22,398	21,660	22,220	21,348
Diluted	22,928	22,277	22,775	21,965

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$1,024,889	$729,532
Equity securities at fair value	116,011	78,294
Total investments	1,140,900	807,826

Cash and cash equivalents	78,696	100,408
Investment income due and accrued	6,245	4,743
Premiums receivable, net	47,646	34,483
Reinsurance recoverable	88,305	72,574
Ceded unearned premiums	22,870	16,118
Deferred policy acquisition costs, net of ceding commissions	30,293	23,564
Intangible assets	3,538	3,538
Deferred income tax asset, net	—	3,374
Other assets	50,096	23,922
Total assets	$1,468,589	$1,090,550

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$603,200	$460,058
Unearned premiums	247,075	187,374
Payable to reinsurers	11,636	7,151
Accounts payable and accrued expenses	10,400	12,366
Credit facility	40,138	16,744
Deferred income tax liability, net	1,248	—
Other liabilities	20,761	977
Total liabilities	934,458	684,670

Stockholders' equity	534,131	405,880
Total liabilities and stockholders' equity	$1,468,589	$1,090,550